EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.0001 per share, of Niu Technologies, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 16, 2020.

NIU HOLDING INC.

By:	/s/ Token Yilin Hu
Name:	Token Yilin Hu
Title:	Director

LUCK GENIE HOLDINGS LIMITED

By:	/s/ Token Yilin Hu
Name:	Token Yilin Hu
Title:	Director

LEGEND CHAMP INVESTMENT LIMITED
By:	/s/ LIU Yan /s/ WANG, Jing Jenny
Name:	LIU Yan & WANG, Jing Jenny
Title:	Authorized Signatories
For and on behalf of
Helm Management Limited
Director

TOKEN WHO CARES TRUST
By:	/s/ LIU Yan /s/ WANG, Jing Jenny
Name:	LIU Yan & WANG, Jing Jenny
Title:	Authorized Signatories
For and on behalf of
ARK Trust (Hong Kong) Limited
Trustee

TOKEN YILIN HU

/s/ Token Yilin Hu